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                                                                   Exhibit 10.27
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                            DEPOSIT PLEDGE AGREEMENT
                            ------------------------

     This DEPOSIT PLEDGE AGREEMENT (this "AGREEMENT") dated as of December 31, 1996 is by and between SEPRACOR INC., a Delaware corporation having its chief executive office at 111 Locke Drive, Marlborough, Massachusetts 01752 (the "PLEDGOR") and FLEET NATIONAL BANK (the "PLEDGEE") having its office at 75 State Street, Boston, Massachusetts 02109.

     WHEREAS, the Pledgee has agreed, pursuant to the terms and conditions of that certain Revolving Credit, Term Loan and Security Agreement dated as of even date herewith (the "CREDIT AGREEMENT") by and between Versicor, Inc. ("VERSICOR") and the Pledgee, to make terms loans (the "TERM LOANS") to Versicor for the purchase of equipment.

     WHEREAS, the obligation of the Bank to make the Term Loans is subject to the conditions, among others, that the Pledgor shall execute and deliver this Agreement and grant the security interest hereinafter described;

     NOW, THEREFORE, in consideration of the willingness of the Pledgee to enter into the Credit Agreement and to agree, subject to the terms and conditions set forth therein, to make the Term Loans to Versicor pursuant thereto, and for other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed, as follows:

1. The Pledgor hereby pledges, assigns and transfers to the Pledgee and grants the Pledgee a security interest each of the Pledgor's accounts (the "PLEDGED ACCOUNTS") maintained with Pledgee and all sums due to the Pledgor from the Pledgee thereunder and sums deposited therein now or in the future and any interest paid thereon.

2. The Pledgee will have no obligation to honor any request by the Pledgor to withdraw funds from the Pledged Accounts unless the balance of the funds remaining in the Pledged Accounts after such withdrawal are not less than the unpaid principal amount of the Term Loans together with accrued interest and premium, if any, on account of the Term Loans.

3. The Pledgee may, in its sole discretion and at any time or times after the occurrence of an Event of Default, cause the amounts held in the Pledged Accounts to be transferred into its own name or the name or names, and the Pledgor hereby constitutes and appoints the Pledgee, its employees, agents, successors and assigns to be the attorney-in-fact of the Pledgor to effect any such transfer.


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4. The Pledgee may, in its sole discretion and at any time or times after an
Event of Default under the Credit Agreement, collect, receive and hold all sums, including interest payments, under the Pledged Accounts and apply the same against the Obligations.

5. The Pledgor represents and warrants to the Pledgee as follows:

     5.1 The Pledgor has all requisite capacity to enter into this Agreement, to pledge and assign the Pledged Accounts and to carry out the transactions contemplated by this Agreement;

     5.2 The Pledgor is the sole legal and beneficial owner of the Pledged Accounts; and

     5.3 This Agreement shall create a valid assignment of and first lien upon and perfected security interest in the Pledged Accounts and the proceeds thereof, subject to no prior pledge, assignment or security interest, or to any agreement purporting to grant to any third party a pledge, assignment or security interest .

6. All moneys collected from the Pledged Accounts shall be applied as provided in the Credit Agreement.

7. The Pledgor will not assign or pledge or otherwise dispose of, grant any option with respect to, or mortgage, pledge (except pursuant to this Agreement) or otherwise encumber the Pledged Accounts or any interest therein or consent to or approve any such pledge, assignment or security interest.

8. The Pledgee shall not accept or honor any additional assignment, pledge or lien on the Pledged Accounts.

9. The Pledgor at its expense will execute, acknowledge and deliver all such instruments and take all such action as the Pledgee from time to time may request in order to further effectuate the purposes of this Agreement and to carry out the terms hereof.

10. The Pledgee shall not be deemed to have waived any of its rights upon or under the Obligations or this Pledge unless such waiver be in writing and signed by the Pledgee. No delay or omission on the part of the Pledgee in exercising any right under this Agreement shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of the Pledgee on the Obligations or the Pledged Accounts, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised separately or concurrently.


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11. All capitalized terms not otherwise defined herein shall have the meaning given them in the Credit Agreement.

12. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns whether or not an express assignment of rights hereunder is made.

13. All representations, warranties, covenants and agreements contained in this Agreement shall survive the execution and delivery of the Agreements and shall continue until payment in full of all Obligations.

14. If any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, that holding shall not invalidate or render unenforceable any other provision hereof.
15. This Agreement may be amended, modified and supplemented only by written agreement of the parties hereto.

16. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

17. All notices, certificates or other communications hereunder shall be given as provided in the Credit Agreement.

18. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts without regard to principles of conflicts of laws.


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     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and sealed by their duly authorized officers or representatives, all as of the date first above written.

                                      SEPRACOR INC.



                                      By: /s/ Robert F. Scumaci
                                         ----------------------------------
                                         Name: Robert F. Scumaci
                                         Title: Senior Vice President
                                                 Finance and Administration

                                      FLEET NATIONAL BANK


                                      By:/s/ Kimberly A. Martone
                                         ----------------------------------
                                         Name: Kimberly A. Martone
                                         Title: Vice President





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